Exhibit 7.09

AMENDMENT NO.1 TO THE ROLLOVER AGREEMENT

 This AMENDMENT NO.1 TO THE ROLLOVER AGREEMENT, dated as of November 3, 2015 (this “Amendment”), is by and among Vimicro China (Parent) Limited, an exempted company incorporated in the Cayman Islands (“Parent”), Vimicro China Acquisition Limited, an exempted company incorporated in the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholders of Vimicro International Corporation, an exempted company incorporated in the Cayman Islands (the “Company”), listed on the signature page hereto (each, a “Rollover Shareholder” and collectively, the “Rollover Shareholders”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent and Merger Sub have entered into an Agreement and Plan of Merger, dated as of September 15, 2015 (as amended by Amendment No.1 to the Agreement and Plan of Merger of even date herewith, which amendment has been approved by the Company Board, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company, pursuant to which Merger Sub will merge with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement and the Company shall remain as the Surviving Corporation;

WHEREAS, Parent, Merger Sub and the Rollover Shareholders are parties to that certain Rollover Agreement, dated as of September 15, 2015 (the “Rollover Agreement”), providing for the Rollover Shareholders contributing the number of Company Shares, ADSs and Company Options shown on Schedule 1 thereto to Parent immediately prior to the Effective Time, in exchange for the number of common shares of Parent; WHEREAS, pursuant to Section 12(i) of the Rollover Agreement, the Rollover Agreement may be amended by execution of an instrument in writing signed on behalf of Parent and each Rollover Shareholder;

WHEREAS, Parent and each Rollover Shareholder desire to amend the Rollover Agreement to provide for the changes to the terms and conditions thereof as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, and subject to the terms and conditions set forth herein, the parties hereto agree to amend the Rollover Agreement as set forth below.

1.            Amendments.

1.1           Schedule 1 of the Rollover Agreement is hereby amended and replaced in its entirety by Schedule 1 attached hereto. For the avoidance of doubt, references to Rollover Shares in the Rollover Agreement, as amended by this Amendment, shall refer to Schedule 1 attached hereto.

1.2           Section 2 of the Rollover Agreement is hereby amended and replaced in its entirety to read as follows:

“2.          Contribution of Rollover Shares. At the Rollover Effective Time, each Rollover Shareholder shall contribute the Rollover Shares held by it to the capital of Parent and Parent shall accept as a contribution the Rollover Shares. In exchange for the Rollover Shares, Parent shall issue to each Rollover Shareholder a pro rata (in kind and amount) portion of the share capital of Parent (based on the number of Rollover Shares contributed by each Rollover Shareholder) (the “Parent Issued Securities”) at the same price per share as is paid by the other shareholders of Parent (excluding related fees and expenses) in connection with the Closing (the
“Per Share Price”), assuming that the price per share paid in respect of each Rollover Share is equal to the Merger Consideration payable in respect of one Company Share under the Merger Agreement. The number of Rollover Shares to be contributed by and of Parent Issued Securities to be issued to each Rollover Shareholder in accordance with this Section 2 is set forth next to such Rollover Shareholder's name on Schedule 1 hereto. Each Rollover Shareholder hereby acknowledges and agrees that (a) delivery of such Parent Issued Securities shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Shareholder by Parent and Merger Sub in respect of the Rollover Shares held by such Rollover Shareholder and cancelled at the Closing as contemplated by the Merger Agreement, and (b) such Rollover Shareholder shall have no right to any Per Share Merger Consideration or Per ADS Merger Consideration in respect of the Rollover Shares held by such Rollover Shareholder.”

1.3           Section 4(b) of the Rollover Agreement is hereby amended and replaced in its entirety to read as follows:

“(b) The consummation of the issuance of the Parent Issued Securities by Parent to each Rollover Shareholder pursuant to Section 2 hereof shall be subject to the satisfaction or (in the case of clauses (u), (v) and (w)) waiver by Parent of the following conditions: (u) the execution and delivery by each Rollover Shareholder of a copy of the Shareholders Agreement duly executed by such Rollover Shareholder, (v) that the representations and warranties of such Rollover Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date; (w) that such Rollover Shareholder shall have performed or complied with in all material respects all covenants required to be performed or complied with by it under this Agreement; (x) each applicable Rollover Shareholder agreeing in writing to the treatment of Vested Company Options held by the Rollover Shareholders as set forth in the Merger Agreement; (y) the contribution by such Rollover Shareholder of the Rollover Shares to be contributed by it under Section 2 and (z) the consummation of the Merger immediately following such issuance of the Parent Issued Securities.”

1.4           Section 11(a) of the Rollover Agreement is hereby amended and replaced in its entirety to read as follows:

“(a) Each Rollover Shareholder shall, severally but not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof for, from and against any and all liability for Taxes imposed under PRC Law (or an official interpretation thereof) on Parent, Merger Sub and, after the Closing, the Company, or any Affiliate thereof, arising from or attributable to (i) the receipt of any Per Share Merger Consideration or Per ADS Merger Consideration (or other amounts) by such Rollover Shareholder or its Affiliates pursuant to the Merger Agreement, (ii) the cancellation of any Vested Company Option held by such Rollover Shareholder without any consideration payable in respect thereof pursuant to the Merger Agreement and (iii) the receipt of Parent Issued Securities by such Rollover Shareholder or its Affiliates in exchange for the contribution of Rollover Shares to Parent pursuant to this Rollover Agreement (including, for the avoidance of doubt, any PRC withholding Taxes imposed on Parent, Merger Sub, the Company or any Affiliate thereof with respect to the payment of such amounts described in clauses (i), (ii) and (iii) above).”

2.          Confirmation of the Agreement.    Except as herein expressly amended, the Rollover Agreement is ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect and enforceable against them in accordance with its terms. Each reference in the Rollover Agreement to “this Agreement” shall mean the Rollover Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

3.          Governing Law; Consent to Jurisdiction.    This Amendment and its negotiation, execution, performance or non-performance, interpretation, termination, and construction, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Amendment, or the negotiation and performance of this Amendment, shall be controlled by, and construed in accordance with, the terms of the Rollover Agreement, including without limitation Section 12(k) (Governing Law) thereof.

4.          Counterparts.    This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Vimicro China (Parent) Limited

By:	/s/ Zhaowei (Kevin) Jin

Name:	Zhawei (Kevin) Jin

Title:	Director

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Vimicro China Acquisition Limited

By:	/s/ Zhaowei (Kevin) Jin

Name:	Zhawei (Kevin) Jin

Title:	Director

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Vimicro Beijing Corporation

By:	/s/ Zhonghan (John) Deng
Name:	Zhonghan (John) Deng
Title:	Director
Address:
15/F Shining Tower, No. 35 Xueyuan Road, Haidian District, Beijing 100191, PRC

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Vimicro Shenzhen Corporation

By:	/s/ Zhaowei (Kevin) Jin
Name:	Zhaowei (Kevin) Jin
Title:	Director
Address:
15/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing 100191, PRC

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Vimicro Tianjin Corporation

By:	/s/Xiaodong (Dave) Yang
Name:	Xiaodong (Dave) Yang
Title:	Director
Address:
16/F Shining Tower, No. 35 Xueyuan Road, Haidian District, Beijing 100191, PRC

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Zhonghan (John) Deng

/s/ Zhonghan (John) Deng

Address: 15/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing 100191, PRC

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Zhaowei (Kevin) Jin

/s/ Zhaowei (Kevin) Jin

Address:
15/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing 100191, PRC

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Xiaodong (Dave) Yang

/s/Xiaodong (Dave) Yang

Address:
16/F Shining Tower, No. 35 Xueyuan Road, Haidian District, Beijing 100191, PRC

[Signature page to Amendment No.1 to the Rollover Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

Alpha Spring Limited

By:	/s/ Shengda Zan
Name:Shengda Zan
Title: Director
Address: Room 906, Bank of Shanghai Tower, 168 Middle Yincheng Road,
Pudong District, Shanghai, People’s Republic of China

[Signature page to Amendment No.1 to the Rollover Agreement]

Schedule 1

Name	Rollover Shares		Parent Issued Securities
Zhonghan (John) Deng	1,943,176		1,943,176
Vimicro Beijing Corporation	0		0
Zhaowei (Kevin) Jin	701,768		701,768
Vimicro Shenzhen Corporation	0		0
Xiaodong (Dave) Yang	1,360,000		1,360,000
Vimicro Tianjin Corporation	6,697,527		6,697,527
Alpha Spring Limited	35,530,000	[1]	35,530,000

1 This amount includes (a) 31,250,000 Company Shares and (b) 1,070,000 ADSs, representing 4,280,000 Company Shares.